CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Nephros, Inc. on Post Effective Amendment to Form S-3 on Form S-1 (Registration Statement No. 333-148200) of our report, dated March 27, 2009 (which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), relating to the consolidated balance sheet of Nephros, Inc. as of December 31, 2008 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
August 21, 2009